EXHIBIT-99.08



                                                July 21, 1999


                              ST Acquisition Corp.
                        Senior Secured Credit Facilities
                       and Senior Backstop Credit Facility
                                Letter Agreement



ST Acquisition Corp.
c/o CIBC World Markets Corp.
425 Lexington Avenue
7th Floor
New York, New York 10017

Attention:  Theodore Babcock

Ladies and Gentlemen:

                  Reference is made to the Senior Secured Credit Facilities Commitment Letter dated May 22, 1999 among CIBC World Markets Corp., Canadian Imperial Bank of Commerce, The Chase Manhattan Bank, Chase Securities Inc. and ST Acquisition Corp and to the Senior Backstop Credit Facility Commitment Letter dated May 22, 1999 among CIBC World Markets Corp., Canadian Imperial Bank of Commerce, The Chase Manhattan Bank, Chase Securities Inc. and ST Acquisition Corp. The parties hereto agree that clause (d) of the eighth paragraph of each of the aforementioned commitment letters shall be amended to read as follows:

         "(d) the negotiation, execution and delivery on or before the date which is 120 days after the date of your acceptance of this Commitment Letter of definitive documentation with respect to the Facilities satisfactory to CIBC, CIBC World Markets, Chase, CSI and their counsel and"

         The parties hereto have caused this Letter Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                            CIBC WORLD MARKETS CORP.

                                            /s/ John Burke
                                            ------------------------------------
                                            By:  John Burke
                                            Title:  Executive Director


                                            CANADIAN IMPERIAL BANK OF COMMERCE

                                            /s/ John Burke
                                            ------------------------------------
                                            By:  John Burke
                                            Title:  Executive Director


                                            THE CHASE MANHATTAN BANK

                                            /s/ Thomas Casey
                                            ------------------------------------
                                            By:  Thomas Casey
                                            Title: Vice President


                                            CHASE SECURITIES INC.

                                            /s/ Jay Schwartz
                                            ------------------------------------
                                            By:   Jay Schwartz
                                            Title: Managing Director



AGREED TO AND ACCEPTED:

ST ACQUISITION CORP.


/s/ Theodore Babcock
----------------------------------
By:  Theodore Babcock
Title:  Vice  President, Treasurer
        and Secretary